EXHIBIT  23.1




     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



PATRIOT SCIENTIFIC CORPORATION
SAN DIEGO, CALIFORNIA



WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT OF OUR REPORT DATED JULY 19, 2002, EXCEPT FOR NOTE 1, DATED AS OF AUGUST 23, 2002, RELATING TO THE CONSOLIDATED FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULE OF PATRIOT SCIENTIFIC CORPORATION APPEARING IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MAY 31, 2002. OUR REPORT CONTAINS AN EXPLANATORY PARAGRAPH REGARDING THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

WE ALSO CONSENT TO THE REFERENCE TO US UNDER THE CAPTION "EXPERTS" IN THE PROSPECTUS.



/S/ NATION SMITH HERMES DIAMOND


SAN DIEGO, CALIFORNIA
OCTOBER 28, 2002